Exhibit 99.1

Volt Information Sciences Reports Fiscal Third Quarter Results

New York, NY, September 12, 2014 – Volt Information Sciences, Inc. (NYSE-MKT: VISI) today reported financial results for its fiscal third quarter ended August 3, 2014.  On a proforma basis the company reported a net loss for the quarter of $2.3 million compared to a net loss of $3.7 million in 2013.  On a GAAP basis the company reported a net loss for the quarter of $0.5 million, or $0.02 per share, compared with net income of $2.1 million, or $0.10 per share in 2013. Proforma amounts include Unrecognized Revenue (defined below).

“The third quarter of fiscal 2014 showed improving operating margin rates in our Staffing Services segment leading to better profitability compared to 2013.  Contributing to the segment’s improved profitability, North America traditional staffing services average daily revenue increased approximately 1.0% from the second quarter of 2014, the first sequential increase since the first quarter of 2013, with stronger demand from both enterprise and retail customers,” said Ron Kochman, President and Chief Executive Officer. “We continued to take the necessary steps to deliver on our long-term goals of returning the company to profitability. We are also pleased to have delivered on our commitment to relist on the NYSE MKT after more than three years of trading on the OTC, as this provides our shareholders with enhanced market maker support, improved liquidity and greater visibility.”

Third Quarter Revenue and Operating Results

Net revenue in the third quarter of fiscal 2014 decreased $67.2 million to $437.0 million from $504.2 million in fiscal 2013, and proforma net revenue decreased $63.3 million, or 12.7%, to $435.1 million from $498.4 million in fiscal 2013. The decrease in revenue was primarily the result of decreased Staffing Services revenues of $58.8 million (proforma of $59.3 million) resulting from lower demand primarily at our enterprise customers, but also to a lesser extent at our retail customers, and our continuing initiative to reduce exposure to customers with unfavorable business terms.  The Computer Systems segment revenues decreased $1.2 million resulting from 14% lower directory assistance transaction revenue at slightly lower rates and lower maintenance and system revenue while sales of our full-featured call center software (“On-Demand”) were flat, and information technology infrastructure services revenue decreased driven primarily by the recognition of $4.8 million in 2013 of previously unrecognized revenue.

GAAP operating income in the third quarter of fiscal 2014 decreased to $1.3 million from $2.3 million in 2013, and GAAP net results for the third quarter of 2014 decreased to a loss of $0.5 million from net income of $2.1 million in 2013.  However, including Unrecognized Revenue our proforma operating results improved to a loss of $0.5 million from a loss of $3.4 million in 2013, and proforma net loss decreased in 2014 to $2.3 million from $3.7 million in 2013. Despite the decrease in revenue, our Staffing Services segment operating income and direct margin rate improved as a result of actions taken in recent quarters including the reorganization of our traditional staffing business, the divestiture of the ProcureStaff business, and our continuing initiative to reduce exposure to customers with unfavorable business terms. The Computer Systems segment operating income improved $1.3 million primarily from lower administrative and delivery costs, and there were no restatement, investigations and remediation costs in the third quarter of 2014 compared to $1.2 million in the third quarter of 2013. These improvements were partially offset by a decline in operating results in our Other segment of $5.3 million ($1.0 million proforma) primarily from decreased margins on information technology infrastructure services and the recognition in the third quarter of 2013 of $4.8 million of previously unrecognized information technology infrastructure services revenue.

Condensed Consolidated Results of Operations by Segment
Unaudited (in Thousands)

Results of Operations by Segment (Third Quarter 2014 vs. Third Quarter 2013)

	Three months ended August 3, 2014				Three months ended July 28, 2013
	Total	Staffing Services	Computer Systems	Other	Total	Staffing Services	Computer Systems	Other
Revenue
Staffing service revenue	$396,979	$396,979	$-	$-	$455,848	$455,848	$-	$-
Other revenue	39,992	-	14,322	25,670	48,365	-	15,500	32,865
Net revenue	436,971	396,979	14,322	25,670	504,213	455,848	15,500	32,865

Expenses
Direct cost of staffing services revenue	338,704	338,704	-	-	390,432	390,432	-	-
Cost of other revenue	35,890	-	13,572	22,318	37,595	-	14,390	23,205
Selling, administrative and other operating costs	58,417	49,667	4,349	4,401	69,689	58,602	5,792	5,295
Amortization of purchased intangible assets	195	26	169	-	337	3	214	120
Restructuring costs	117	42	(24)	99	223	141	82	-
Segment operating income (loss)	3,648	8,540	(3,744)	(1,148)	5,937	6,670	(4,978)	4,245
Corporate general and administrative	2,319				2,439
Restatement, investigations and remediation	-				1,159
Operating income	1,329				2,339
Other income (expense), net	(1,219)				(727)
Income tax provision (benefit)	590				(444)
Net income (loss)	$(480)				$2,056

NON-GAAP PROFORMA

	Three months ended August 3, 2014				Three months ended July 28, 2013
	Total	Staffing Services	Computer Systems	Other	Total	Staffing Services	Computer Systems	Other
Net revenue	$436,971	$396,979	$14,322	$25,670	$504,213	$455,848	$15,500	$32,865
Recognition of previously unrecognized revenue	(4,523)	(4,511)	-	(12)	(12,590)	(7,798)	-	(4,792)
Additions to unrecognized revenue	2,687	2,600	-	87	6,823	6,381	-	442
Net non-GAAP proforma adjustment	(1,836)	(1,911)	-	75	(5,767)	(1,417)	-	(4,350)
Proforma net revenue	435,135	395,068	14,322	25,745	498,446	454,431	15,500	28,515
Expenses
Direct cost of staffing services revenue	338,704	338,704	-	-	390,432	390,432	-	-
Cost of other revenue	35,890	-	13,572	22,318	37,595	-	14,390	23,205
Selling, administrative and other operating costs	58,417	49,667	4,349	4,401	69,689	58,602	5,792	5,295
Amortization of purchased intangible assets	195	26	169	-	337	3	214	120
Restructuring costs	117	42	(24)	99	223	141	82	-
Proforma segment operating income (loss)	1,812	6,629	(3,744)	(1,073)	170	5,253	(4,978)	(105)

Proforma operating loss	(507)				(3,428)

Proforma net loss	$(2,316)				$(3,711)

Unrecognized Revenue - Non-GAAP Proforma Measures – Volt sometimes provides services despite a customer arrangement not yet being finalized, or continues to provide services under an expired arrangement while a renewal arrangement is being finalized. Generally Accepted Accounting Principles (“GAAP”) usually requires that services revenue be deferred until arrangements are finalized or in some cases until cash is received, which causes some periods to include the expense of providing services although the related revenue is not recognized until a subsequent period (“Unrecognized Revenue”). The discussion herein refers to financial data determined both using GAAP as well as on a non-GAAP proforma basis. The non-GAAP proforma basis includes adjustments for Unrecognized Revenue so that revenue is shown in the same period as the related services are provided.  This non-GAAP financial information is used by management and provided herein primarily to provide a more complete understanding of the company’s business results and trends.  In addition, the company believes that lenders, analysts and others in the investment community use this non-GAAP financial information to assess the company’s historical results, and that failure to report this non-GAAP measure could result in a potentially misplaced perception that the company’s results have either met, exceeded or underperformed expectations.  This non-GAAP information should not be considered an alternative for, or in isolation from, the financial information prepared and presented in accordance with GAAP. In addition, this measure may not be comparable to similarly titled measures used by other companies.

Year-to-date Revenue and Operating Results

Net revenue in the first nine months of fiscal 2014 decreased $218.5 million to $1,325.6 million from $1,544.1 million in fiscal 2013, and proforma net revenue decreased $217.4 million, or 14.1%, to $1,323.0 million from $1,540.4 million in 2013. The change in revenue was the result of decreased Staffing Services revenues of $210.9 million (proforma of $209.0 million) resulting from lower demand primarily at our large enterprise customers, our continuing initiative to reduce exposure to customers with unfavorable business terms, and with respect to GAAP results $1.9 million higher net staffing Unrecognized Revenue.  The Computer Systems segment also showed decreased revenues of $9.3 million resulting from several large directory assistance implementations reaching the end of the maintenance periods over which the projects were being amortized, approximately 14% lower transaction volumes, and lower pricing and maintenance levels. These decreases were partially offset by higher information technology infrastructure services revenue driven primarily by new customers and net expanded business with existing customers, partially offset by lower publishing and printing revenue.

Operating results for the first nine months of fiscal 2014 improved $18.3 million to a loss of $13.1 million from a loss of $31.4 million in 2013, and proforma results improved $19.4 million to a proforma loss of $15.7 million from a proforma loss of $35.1 million in 2013.  The Staffing Services segment operating income decreased $0.7 million to $11.5 million from $12.2 million, however proforma operating income increased $1.2 million primarily due to lower direct margins resulting from lower revenues, although at higher direct margin rates, and a decrease in selling, administrative and other operating costs as a result of our reorganization of our North American staffing operations and our continuing initiative to reduce exposure to customers with unfavorable business terms.  Direct margin and proforma direct margin ratios improved in 2014 to 14.2% and 14.0% from 13.6% and 13.3% in 2013, respectively. The Computer Services segment improved $2.0 million primarily from lower delivery and administrative costs.

Operating loss in the first nine months of 2014 included restatement, investigations and remediation costs of $5.3 million, restructuring costs of $2.4 million ($0.3 million reflected in corporate general and administrative) primarily in our Staffing Services segment in connection with workforce reductions related to our reorganization and the sale of our vendor management system assets and in the Computer Systems business related to the continued decline in the directory assistance business, and $1.1 million higher Unrecognized Revenue between 2014 and 2013.  Excluding these items we would have had an operating loss of $5.4 million and a proforma loss of $8.0 million.

Operating loss in the first nine months of 2013 of $31.4 million included restatement, investigations and remediation costs of $22.4 million, restructuring costs of $1.9 million, and a $3.0 million indirect tax recovery related to multiple years. Without these items we would have had an operating loss of $10.1 million and a proforma operating loss of $13.8 million.

Condensed Consolidated Results of Operations by Segment
Unaudited (in Thousands)

Results of Operations by Segment (First Nine Months 2014 vs. First Nine Months 2013)

	Nine months ended August 3, 2014				Nine months ended July 28, 2013
	Total	Staffing Services	Computer Systems	Other	Total	Staffing Services	Computer Systems	Other
Revenue
Staffing service revenue	$1,195,981	$1,195,981	$-	$-	$1,406,939	$1,406,939	$-	$-
Other revenue	129,623	-	45,247	84,376	137,203	-	54,478	82,725
Net revenue	1,325,604	1,195,981	45,247	84,376	1,544,142	1,406,939	54,478	82,725

Expenses
Direct cost of staffing services revenue	1,026,063	1,026,063	-	-	1,215,541	1,215,541	-	-
Cost of other revenue	111,824	-	41,307	70,517	117,221	-	48,947	68,274
Selling, administrative and other operating costs	185,142	157,108	14,537	13,497	210,348	178,603	17,345	14,400
Amortization of purchased intangible assets	754	76	598	80	1,028	27	643	358
Restructuring costs	2,076	1,276	599	201	1,911	559	1,352	-
Segment operating income (loss)	(255)	11,458	(11,794)	81	(1,907)	12,209	(13,809)	(307)
Corporate general and administrative	7,556				7,109
Restatement, investigations and remediation	5,261				22,366
Operating loss	(13,072)				(31,382)
Other income (expense), net	(3,960)				(398)
Income tax provision	4,017				715
Net loss	$(21,049)				$(32,495)

NON-GAAP PROFORMA
	Nine months ended August 3, 2014				Nine months ended July 28, 2013
	Total	Staffing Services	Computer Systems	Other	Total	Staffing Services	Computer Systems	Other
Net revenue	$1,325,604	$1,195,981	$45,247	$84,376	$1,544,142	$1,406,939	$54,478	$82,725
Recognition of previously unrecognized revenue	(5,307)	(5,082)	-	(225)	(11,140)	(11,140)	-	-
Additions to unrecognized revenue	2,717	2,630	-	87	7,409	6,713	-	696
Net non-GAAP proforma adjustment	(2,590)	(2,452)	-	(138)	(3,731)	(4,427)	-	696
Proforma net revenue	1,323,014	1,193,529	45,247	84,238	1,540,411	1,402,512	54,478	83,421
Expenses
Direct cost of staffing services revenue	1,026,063	1,026,063	-	-	1,215,541	1,215,541	-	-
Cost of other revenue	111,824	-	41,307	70,517	117,221	-	48,947	68,274
Selling, administrative and other operating costs	185,142	157,108	14,537	13,497	210,348	178,603	17,345	14,400
Amortization of purchased intangible assets	754	76	598	80	1,028	27	643	358
Restructuring costs	2,076	1,276	599	201	1,911	559	1,352	-
Proforma segment operating income (loss)	(2,845)	9,006	(11,794)	(57)	(5,638)	7,782	(13,809)	389

Proforma operating loss	(15,662)				(35,113)

Proforma net loss	$(23,639)				$(36,226)

Liquidity

During the fiscal third quarter 2014, the company disbursed $2.4 million in connection with the restatement, investigations and remediation costs and used cash in all other operating activities of $0.3 million. The company used $1.6 million for capital expenditures and received $0.2 million from the sale of investments, net of purchases. Borrowing under the accounts receivable securitization program and other short-term borrowings decreased by $5.3 million and the collateral for foreign currency credit lines and banking facilities decreased by $3.8 million.

During the first nine months of 2014, the company disbursed $6.6 million in connection with the restatement, investigations and remediation costs and provided cash from all other operating activities of $25.2 million. The company used $4.2 million for capital expenditures, received $3.0 million from the sale of software related assets, and received $0.7 million from the sale of investments, net of purchases. Borrowing under the accounts receivable securitization program and other short-term borrowings decreased by $24.9 million and the collateral for foreign currency credit lines and banking facilities decreased by $6.8 million.

Condensed Consolidated Statements of Cash Flows
Unaudited (in Thousands)
	Three months ended		Nine months ended
	August 3, 2014	July 28, 2013	August 3, 2014	July 28, 2013
Cash and cash equivalents, beginning of the period	$16,552	$35,910	$11,114	$26,483

Cash used in connection with restatement, investigations and remediation costs	(2,410)	(11,156)	(6,574)	(34,618)
Other changes in operating assets and liabilities	(2,694)	(16,311)	32,994	36,550
Cash provided by (used in) all other operating activities	2,362	5,783	(7,832)	(24,005)
Net cash provided by (used in) operating activities	(2,742)	(21,684)	18,588	(22,073)

Net cash provided by (used in) investing activities	(1,417)	(2,715)	(479)	(6,600)

Net release of cash restricted as collateral for borrowings	3,847	141	6,807	4,410
Net cash provided by (used in) all other financing activities	(5,483)	9,788	(25,476)	19,407
Net cash provided by (used in) financing activities	(1,636)	9,929	(18,669)	23,817

Effect of exchange rate changes on cash and cash equivalents	(308)	(51)	(105)	(238)

Net decrease in cash and cash equivalents	(6,103)	(14,521)	(665)	(5,094)

Cash and cash equivalents, end of the period	$10,449	$21,389	$10,449	$21,389

Cash paid during the period:
Interest	$844	$703	$2,729	$2,114
Income taxes	$2,199	$905	$4,246	$9,823

On August 3, 2014, excluding $8.3 million of long-term debt, the company’s consolidated borrowings were $142.3 million, which included $22.3 million of foreign currency borrowings that are fully collateralized by restricted cash used primarily to hedge net investments in foreign subsidiaries, and $120.0 million drawn under the short-term financing program.  The company had cash and cash equivalents of $10.4 million and an additional $25.0 million of cash restricted as collateral for foreign currency credit lines and banking facilities. Based on current collateral levels (certain staffing segment receivables) the company also had approximately $20.7 million available under the short-term financing program.

Condensed Consolidated Balance Sheets
Unaudited (in Thousands, except share amounts)

	August 3, 2014	November 3, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,449	$11,114
Restricted cash and short-term investments	46,282	53,500
Trade accounts receivable, net of allowances of $1,059 and $1,811, respectively	251,229	293,305
Recoverable income taxes	18,051	17,150
Prepaid insurance and other current assets	30,882	35,345
TOTAL CURRENT ASSETS	356,893	410,414
Prepaid insurance and other assets, excluding current portion	46,859	52,574
Property, equipment and software, net	29,924	37,324
TOTAL ASSETS	$433,676	$500,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$44,038	$53,474
Accounts payable	53,070	57,165
Accrued taxes other than income taxes	18,369	19,520
Accrued insurance and other	39,687	44,133
Deferred revenue, net, current portion	10,825	13,335
Short-term borrowings, including current portion of long-term debt	143,196	168,114
TOTAL CURRENT LIABILITIES	309,185	355,741
Accrued insurance and other, excluding current portion	13,036	14,705
Deferred revenue, net, excluding current portion	3,225	2,839
Income taxes payable, excluding current portion	9,109	8,659
Long-term debt, excluding current portion	7,451	8,127
TOTAL LIABILITIES	342,006	390,071

Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued – none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,560,102 and 23,536,769, respectively; Outstanding - 20,872,795 and 20,849,462, respectively	2,356	2,354
Paid-in capital	72,399	72,003
Retained earnings	62,226	83,007
Accumulated other comprehensive loss	(3,431)	(5,243)
Treasury stock, at cost; 2,687,307 shares	(41,880)	(41,880)
TOTAL STOCKHOLDERS’ EQUITY	91,670	110,241
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$433,676	$500,312

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is an international provider of staffing services (traditional time and materials based as well as project based), contact center computer systems, information technology and telecommunications infrastructure services, and telephone directory publishing and printing in Uruguay. Our staffing services include a suite of workforce solutions that include providing contingent personnel, personnel recruitment services, and managed staffing services programs supporting primarily professional administration, technical, information technology and engineering positions. Our contact center computer systems provide the functionality for telecommunications company directory assistance services and for corporate and government call centers, operator services, and database management. Our information technology infrastructure services provide a single-source alternative to original equipment manufacturer and other independent IT service providers for server, storage, network and desktop IT hardware maintenance, data center and network monitoring and operations, and designing, deploying and supporting corporate technology upgrade and refresh programs, as well as design, engineering, construction, installation and maintenance of voice, data, video and utility infrastructure.  For more information visit www.volt.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1065 Avenue of the Americas, New York, New York 10018, Attention: Shareholder Relations, 212-704-7921. These and other SEC filings by the company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the company’s website at http://www.volt.com in the Investor & Governance section.

# # #
Contact:
James Whitney
Volt Information Sciences, Inc.
voltinvest@volt.com
212-704-7921